Exhibit 99.2

Calumet Announces $100 Million Private Placement of 9.75% Senior Notes due 2028

INDIANAPOLIS, January 14, 2025 /PRNewswire/ — Calumet, Inc. (NASDAQ: CLMT) (the “Company” or “Calumet”) today announced that, subject to market conditions, its wholly owned subsidiaries, Calumet Specialty Products Partners, L.P. (the “Partnership”) and Calumet Finance Corp. (together with the Partnership, the “Issuers”), intend to offer (the “Offering”) for sale to eligible purchasers in a private placement under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), $100 million in aggregate principal amount of 9.75% Senior Notes due 2028 (the “New Notes”). Calumet intends to use all of the net proceeds from the Offering to redeem a portion of the Issuers’ outstanding 11.00% Senior Notes due 2026 (the “2026 Notes”) on or before April 15, 2025 (the “Redemption”).

The New Notes are a mirror issue to the Issuers’ existing 9.75% Senior Notes due 2028, of which $325 million in aggregate principal amount was issued on June 27, 2023 (the “Original Notes”). The New Notes will have substantially identical terms as the Original Notes. However, the New Notes will be issued under a separate indenture and have different CUSIP numbers from the Original Notes.

The securities to be offered will not be, and have not been, registered under the Securities Act, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Calumet plans to offer and sell the securities only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

This press release does not constitute a notice of redemption with respect to the 2026 Notes. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Calumet

Calumet, Inc. (NASDAQ: CLMT) manufactures, formulates and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the Offering and the use of proceeds therefrom and the Redemption. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. For additional information regarding known material risks, uncertainties and other factors that can affect future results, please see our filings with the Securities and Exchange Commission (“SEC”), including the risk factors and other cautionary statements in the latest Annual Report on Form 10-K of the Partnership and other filings with the SEC by the Company and the Partnership. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

SOURCE Calumet, Inc.

For further information: Investors: John Kompa 317-957-5237; Public Relations: Media Oakes 317-957-5319

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